Chase Securities, Inc.
270 Park Avenue
New York, New York 10017-2070







July 11, 1997



Ms. Donna Cambas
National Fuel Gas Company
10 Lafayette Square - Room 1500
Buffalo, New York  14203


Dear Ms. Cambas:

The is to advise you that in connection with the distribution of commercial paper for the National Fuel Gas Company from April 01, 1997 to June 30, 1997 all sales and resales on your behalf by Chase Securities, Inc. were made only to those customers included in the Confidential List retained by the corporation of National Fuel Gas Company's commercial paper program. The issuance of National Fuel Gas Company commercial paper and sales thereof were made in accordance with the provisions of that program. A summary of all trade activitiy for the quarter is attached.


Sincerely,

/s/ Anton J. Schubert

Anton J. Schubert
Vice President

Chase Securities, Inc.
270 Park Avenue
New York, NY 10017-2070


                            NATIONAL FUEL GAS COMPANY
                            -------------------------

                        Second Quarter Performance Report

                      April 01, 1997 through June 30, 1997



   PAR        ISSUE     MATURITY
  AMOUNT      DATE        DATE     RATE   YIELD     TERM        TYPE

25,000,000   04/07/97   05/12/97   5.62   5.6508   35 Days   Discounted
25,000,000   04/07/97   05/05/97   5.62   5.6446   28 Days   Discounted
25,000,000   04/21/97   05/28/97   5.62   5.6526   37 Days   Discounted
15,000,000   04/21/97   06/19/97   5.67   5.7232   59 Days   Discounted
15,000,000   04/21/97   06/09/97   5.63   5.6735   49 Days   Discounted
20,000,000   05/28/97   07/07/97   5.63   5.6654   40 Days   Discounted
20,000,000   05/30/97   06/02/97   5.70   5.7027   03 Days   Discounted
15,000,000   06/02/97   07/02/97   5.63   5.6565   30 Days   Discounted
20,000,000   06/09/97   07/09/97   5.62   5.6464   30 Days   Discounted
15,000,000   06/19/97   07/21/97   5.62   5.6482   32 Days   Discounted
35,000,000   06/27/97   06/30/97   5.58   5.5826   03 Days   Discounted
35,000,000   06/30/97   07/28/97   5.65   5.6749   28 Days   Discounted

-----------------------------------------------------------------------


265,000,000

                                       /s/Anton J. Schubert
                                       ---------------------------------
                                       Anton J. Schubert, Vice President